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                                                              EXHIBIT  23

                CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-36163, 333-36099, 333-01225, 333-31125 and
333-57223) of Hexcel Corporation of our report dated January 21, 1999, except as to Ciba Senior Subordinated Notes Payable and Aggregate Maturities of Notes Payable and Indebtedness to Related Parties in Note 7, which are as of February 17, 1999, which appears on page 54 of this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP
San Jose, California
March 25, 1999